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                                                                 Exhibit 23.1



Consent of Independent Auditors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of MicroSignal Corporation of our report dated March 12, 2003 which appears in the Registrant's Form 10-KSB for the year ended December 31, 2002.

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas

January 7, 2004